Item 77C - DWS Tax Free Trust (the "Registrant")

Registrant incorporates by reference the Registration Statement on Form N-14, filed on February 27, 2006, (Accession No. 0001193125-
06-039892).

Shareholder Meeting Results:

A Special Meeting of Shareholders of the Registrant, and DWS
Intermediate Tax/AMT Free Fund (the "Fund") was held on May 5,
2006. The following matter was voted upon by the shareholders of the Registrant and Fund (the resulting votes are presented below):

1. Election of Trustees.

       Affirmative 		Withhold
Henry P. Becton, Jr.	43,097,671.070
	1,694,728.102
Dawn-Marie Driscoll	43,107,526.065
	1,684,873.107
Keith R. Fox	43,108,119.003
	1,684,280.139
Kenneth C. Froewiss	43,102,369.906
	1,690,029.266
Martin J. Gruber	43,063,993.292
	1,728,405.880
Richard J. Herring	43,087,726.790
	1,704,672.382
Graham E. Jones	43,013,549.297
	1,778,849.875
Rebecca W. Rimel	43,089,764.223
	1,702,634.949
Philip Saunders, Jr.	43,064,668.824
	1,727,730.348
William N. Searcy, Jr.	43,039,080.419
	1,753,318.753
Jean Gleason Stromberg	43,039,293.821
	1,753,105.351
Carl W. Vogt	42,999,249.900
	1,793,149.272
Axel Schwarzer	43,013,519.181
	1,778,879.991

2. Approval of an Amended and Restated Declaration of Trust.

Affirmative 	Against 	Abstain		Broker
Non-votes
33,075,244.673	1,265,441.031	1,660,364.468
	8,791,349.000


3. Approval of Further Amendments to the Amended and Restated
Declaration of Trust.
The Meeting was adjourned until a future date, at which time this matter will be voted upon by the shareholders.


4. Approval of an Amended and Restated Investment Management
Agreement.

Affirmative 	Against 	Abstain		Broker
Non-votes
33,276,465.530	1,314,153.142	1,410,431.500
	8,791,349.000

5. Approval of a Subadviser Approval Policy.

Affirmative 	Against 	Abstain		Broker
Non-votes
30,640,778.085	3,839,777.871	1,520,494.216
	8,791,349.000

6. Approval of a Revised Fundamental Investment Restriction
Regarding Commodities.

Affirmative 	Against 	Abstain		Broker
Non-votes
32,665,464.940	1,631,990.752	1,703,594.480
	8,791,349.000

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